[LETTERHEAD FASKE LAY AND CO., LLP]

Certified Public Accountants and Business Advisors

July 16, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	a21, Inc.
File No. 333-68213

Dear Sir or Madam:

             We have read Item 4 included in the Form 8-K, dated July 16, 2002, of a21, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

FASKE LAY AND CO., LLP

By: /s/ Benton E. Ryon
Name: Benton E. Ryon
Title: Partner

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